Exhibit 10.15
AMENDMENT TO
PURCHASE AGREEMENT
          THIS AMENDMENT TO PURCHASE AGREEMENT (“Amendment”) is made as of the 15th day of November, 2007 by and among UTIX Group, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).
Recitals
               A. The Company and the Investors are parties to that certain Purchase Agreement, dated September 24, 2007 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Investors in one or more Closings up to 6,153,845 shares of its Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), and warrants to purchase an aggregate of up to 1,846,154 shares of the Company’s Common Stock, par value $0.001.
               B. On September 28, 2007, the Company sold an aggregate of 1,653,850 shares of its Series C Preferred Stock, and related warrants, to the Investors in the first Closing under the Purchase Agreement.
               C. Under Section 3 of the Purchase Agreement, the Company has the right to conduct multiple Closings, provided that any Closing subsequent to the first Closing shall occur on or prior to October 15, 2007 (the “Closing Deadline”).
               D. The Company and the Investors now wish to extend the Closing Deadline.
               E. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.
          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment. The last paragraph of Section 3 of the Purchase Agreement is hereby deleted and replaced with the following:
          “The Company shall have the right to conduct multiple Closings; provided, however, that (i) on the first Closing Date the Company shall receive a minimum investment of at least $1 million, (ii) any Investor making an investment in the Shares and Warrants shall become a party to this Agreement and the Registration Rights Agreement, (iii) any additional Closing shall occur on or prior to November 15, 2007 and (iv) the Company shall not have the right to receive an aggregate investment of more than $4 million.”
     2. Miscellaneous.
          a. Continuation of Agreement. Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect.

          b. Counterparts; Faxes. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.
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          IN WITNESS WHEREOF, the parties have executed this Amendment or caused their duly authorized officers to execute this Amendment as of the date first above written.

The Company:	UTIX GROUP, INC.
By:
		Name:	Robert J. Corliss
		Title:	President & CEO

Investors:
SPECIAL SITUATIONS FUND III, QP, L.P. SPECIAL SITUATIONS FUND III, L.P. SPECIAL SITUATIONS CAYMAN FUND, L.P. SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.
By:
Name:
Title:

MICROCAPITAL FUND LTD. MICROCAPITAL FUND L.P.
By:
Name:
Title:

By:
Name:
Title:

CRESCENT INTERNATIONAL LTD
By:
Name:
Title: